Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AGREEMENT

This Fifth Amendment to the Fifth Amended and Restated Loan Agreement (this "Amendment"), dated as of March 30, 2022, is entered into by and among WHITEHORSE FINANCE CREDIT I, LLC (the "Company"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as lender (the "Lender") and administrative agent (the "Administrative Agent"), CITIBANK, N.A., as collateral agent (the "Collateral Agent") and securities intermediary (the "Securities Intermediary"), WHITEHORSE FINANCE, INC. (the "Portfolio Manager") and VIRTUS GROUP LP, as collateral administrator (the "Collateral Administrator"). Reference is hereby made to the Fifth Amended and Restated Loan Agreement (as amended by the First Amendment dated as of July 15, 2021, as amended by the Second Amendment dated as of October 4, 2021, as amended by the Third Amendment dated as of January 4, 2022, as amended by the Fourth Amendment dated as of February 4, 2022 and as further amended or modified from time to time, the "Loan Agreement"), dated as of April 28, 2021, among the Company, the Lender, the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Portfolio Manager and the Collateral Administrator. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan Agreement.

WHEREAS, the parties hereto are parties to the Loan Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Loan Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Loan Agreement is hereby amended as follows: SECTION 1.AMENDMENT TO THE LOAN AGREEMENT

The Loan Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Exhibit A hereto. Exhibit A hereto constitutes a conformed copy of the Loan and Security Agreement.

SECTION 2.MISCELLANEOUS.

(A)The effectiveness of this Amendment shall be subject to receipt by the Administrative Agent of (i) the fee payable in accordance with the Fifth Amendment Effective Date Letter and (ii) to the extent the Company qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Company.
(B)The parties hereto hereby agree that, except as specifically amended herein, the Loan Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan Agreement, or constitute a waiver of any provision of any other agreement.
(C)The Collateral Administrator, the Collateral Agent and the Securities Intermediary are hereby directed to execute and deliver this Amendment.
(D)The effectiveness of this Amendment shall be subject to receipt by the Administrative Agent of an opinion of counsel for the Company to the effect that this Amendment constitutes a legal, valid and binding obligation of the Company (subject to standard qualifications and assumptions).
(E)The Portfolio Manager hereby certifies that (i) all of the Company’s representations and warranties set forth in Section 6.01 of the Loan Agreement are true and correct (subject to any materiality qualifiers set forth therein) as of the date hereof and (ii) as of the date hereof, no Default, Event of Default or Market Value Cure Failure has occurred and is continuing.

(F)THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(G)This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.
(H)	This Amendment shall be effective as of the date of this Amendment first written above.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WHITEHORSE FINANCE CREDIT I, LLC

By:	/s/ Joyson Thomas
	Name:	Joyson Thomas
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
	Name:	James Greenfield
	Title:	Executive Director

CITIBANK, N.A., as Collateral Agent

By:	/s/ Jose Mayorga
	Name:	Jose Mayorga
	Title:	Senior Trust Officer

CITIBANK, N.A., as Securities Intermediary

By:	/s/ Jose Mayorga
	Name:	Jose Mayorga
	Title:	Senior Trust Officer

VIRTUS GROUP LP, as Collateral Administrator

By:	Rocket Partners holdings, LLC, its General Partner

By:	/s/ Paul Plank
	Name:	Paul Plank
	Title:	Authorized Signatory

WHITEHORSE FINANCE, INC., as Portfolio Manager

By:	/s/ Joyson Thomas
	Name:	Joyson Thomas
	Title:	Authorized Signatory

The Financing Provider

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ James Greenfield
	Name:	James Greenfield
	Title:	Executive Director

Exhibit A

Changed Pages to Conformed Loan Agreement

Execution Version

Conformed through the ~~Fourth~~Fifth Amendment to the Amended and Restated Loan Agreement

dated as of ~~February 4,~~March 30, 2022

FIFTH AMENDED AND RESTATED

LOAN AGREEMENT

dated as of April 28, 2021 among

WHITEHORSE FINANCE CREDIT I, LLC

The Financing Providers Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent and

WHITEHORSE FINANCE, INC.,

as Portfolio Manager

"Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending, active or, to the Company's or the Portfolio Manager's knowledge, threatened against or affecting the Company or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

"Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person (whether by virtue of ownership, contractual rights or otherwise) but, which shall not, with respect to the Company include the obligors under any Portfolio Investment.

"Agent" has the meaning set forth in Section 9.01.

"Agent Business Day" means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be New York City).

"Amended and Restated Effective Date" has the meaning set forth in Section 2.04. "Amendment" has the meaning set forth in Section 6.03.

"Amendment Date" means November 22, 2019.

"Amendment Date Letter" means the letter agreement, dated as of the Amendment Date, by and between the Company and the Administrative Agent.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption.

"Applicable Law" means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

"Asset Pledge Agreement" means the asset pledge agreement, dated May 15, 2018, between the Permitted Subsidiary and Citibank, N.A., in its capacity as collateral agent, related to the Pledged Accounts and the other assets of the Permitted Subsidiary.

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Calculation Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Calculation Period" pursuant to clause (f) of Section 3.04.

~~"Base Advance" means all Advances other than Bridge Advances.~~

"Base Rate" means, for any day, (i) with respect to USD denominated Advances, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Unavailability Period" means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Borrowing Base Test" means a test that will be satisfied on any date of determination if the following is true:

Where:

Adv = the aggregate principal amount of the Advances actually outstanding on such date of determination;

PP = Principal Proceeds then on deposit in the Accounts, the Permitted CAD Accounts, the Permitted EUR Accounts and the Permitted GBP Accounts (including cash and Eligible Investments (other than Principal Proceeds that have been identified for use to settle outstanding Purchase Commitments which have traded but not settled)); and

AR = 60%.

~~"Bridge Advances" means all Advances made by the Lenders as part of the Bridge Commitment upon the terms set forth in this Agreement.~~

~~"Bridge Commitment" means any Financing Commitment of the Lenders to make Bridge Advances with respect to Tranche B in an amount not to exceed $25,000,000.~~

~~"Bridge Commitment Period" means the period beginning on, and including, the Second Amendment Effective Date and ending on, but excluding, the date that is six calendar months following the Second Amendment Effective Date.~~

"Business Day" means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located; provided that, (i) with respect to any LIBO Rate or SONIA related provisions herein or the payment, calculation or provided that, with respect to any Additional Distribution Date, the aggregate Expense Reserve Account Amount with respect to such Additional Distribution Date shall be an amount equal to U.S.$100,000 minus the available balance of the Expense Reserve Account on such date minus the Expense Reserve Account Amount(s) on any prior Additional Distribution Date(s) occurring during the same Calculation Period.

"FATCA" means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements thereunder, similar or related non-U.S. Law that corresponds to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.

"Federal Funds Effective Rate" means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

"Federal Reserve Bank of New York's Website" means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

"Fifth A&R Effective Date" means April 28, 2021.

"Fifth Amendment Effective Date" means March 30, 2022.

"Fifth Amendment Effective Date Letter" means the letter agreement, dated as of the Fifth Amendment Effective Date, by and between the Company and the Administrative Agent.

"Financing Commitment" means, with respect to each Financing Provider and each type of Financing available hereunder at any time, the cumulative commitment of such Financing Provider to provide Tranche A Advances and Tranche B Advances to the Company hereunder in an amount up to but not exceeding the portion of the applicable financing limit set forth on the Transaction Schedule that is held by such Financing Provider at such time.

"First Amendment Effective Date" means July 15, 2021.

"First Amendment Effective Date Letter" means the letter agreement, dated as of the First Amendment Effective Date, by and between the Company and the Administrative Agent.

"FLLO Loan" means any interest in a loan, including any assignment of or participation in or other interest in a loan, that satisfies the definition of "Senior Secured Loan" except that, at any time after an event of default under the related underlying instruments, such interest will be paid after one or more tranches of Senior Secured Loans issued by the related obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the related underlying instruments, an agreement among lenders or other applicable agreement. For the avoidance of doubt, any FLLO Loan

"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

"Lender" has the meaning set forth in Section 2.01.

"Lender Participant" has the meaning set forth in Section 10.06(c).

"LIBO Rate" means, for each Calculation Period relating to a Tranche A Advance denominated in U.S. Dollars, the rate appearing on the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for U.S. dollar deposits with a maturity of three months. If such rate is not available at such time for any reason, then the LIBO Rate for such Calculation Period shall be the rate (which shall not be less than zero) at which USD deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Calculation Period. Notwithstanding anything in the foregoing to the contrary, if the LIBO Rate as calculated for any purpose under this Agreement is below zero percent, the LIBO Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

"LIBO Screen Rate" means, for any day and time, with respect to any Tranche A Advance denominated in USD and for any Calculation Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for USD for a term of three months as displayed on such day and time on pages LIBOR01 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate shall not be available at such time for any reason, then the LIBO Rate for such Calculation Period shall be the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the LIBO Screen Rate for the longest period available that is shorter than three months and (b) the LIBO Screen Rate that is the shortest period available that is longer than three months, in each case at such time; provided, further, that if the LIBO Screen Rate as so determined would be less than zero percent, such rate shall be deemed to be zero percent for the purposes of this Agreement.

"Lien" means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

"Loan" means any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement or other similar credit agreement.

"Loan Documents" means this Agreement, the Asset Pledge Agreement, the Equity Pledge Agreement, the Parent Sale Agreement, the Amendment Date Letter, the First Amendment Effective Date Letter, the Second Amendment Effective Date Letter, the Third Amendment Effective Date Letter ~~and~~, the Fourth Amendment Effective Date Letter and the Fifth Amendment Effective Date Letter.

"Market Value Cure Failure" means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term.

"Market Value Cure Period" means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which if received after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of the events set forth in clause (A)(i) of the definition of the term Market Value Event and ending at (x) the close of business in New York two (2) Business Days thereafter or (y) such later date and time as may be agreed to by the Administrative Agent in its sole discretion.

"Market Value Cure Trigger" has the meaning set forth in the Transaction Schedule. "Market Value Event" means (A) the occurrence of both of the following events (i) the

Administrative Agent shall have determined and notified the Portfolio Manager in writing as of any date that the Net Advances equal or exceed the product of (a) the Market Value Trigger specified on the Transaction Schedule and (b) the Net Asset Value and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within (i) in the case of a Loan, fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (ii) in the case of any other Portfolio Investment, three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof.

"Market Value Trigger" has the meaning set forth in the Transaction Schedule. "Material Adverse Effect" means a material adverse effect on (a) the business, assets,

operations or condition, financial or otherwise, of the Company or the Portfolio Manager, taken as a whole, (b) the ability of the Company or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

"Material Amendment" has the meaning set forth in Section 10.06(c).

"Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule~~; provided that the Scheduled Termination Date for purposes of the repayment of the Bridge Advances (and accrued interest thereon and fees in respect thereof) shall be the date that is six calendar months following the Second Amendment Effective Date~~, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

"Maximum Rate" has the meaning set forth in Section 10.08.

"Mezzanine Obligation" means a Portfolio Investment which is unsecured, subordinated debt of a company that represents a claim on such company's assets which is senior only to that of the equity securities of such company.

"Minimum Equity Test" means a test that will be satisfied on any date of determination if the sum of the Net Asset Value minus the Net Advances as of such date exceeds the Market Value of the four (4) largest Portfolio Investments (after giving effect to any haircuts applied for the purposes of the Concentration Limitations) as of such date.

"Minimum Funding Amount" means, with respect to the Financing Commitment, on any date of determination, the amount set forth in the table below ~~plus 70% of the Bridge Commitment Amount during the period from and including October 18, 2021 to the last day of the Bridge Commitment Period~~; provided that, on and after any Commitment Increase Date, the Minimum Funding Amount shall be the amount specified above plus 70% of the increase in the Financing Commitment resulting from the Commitment Increase Request and any prior Commitment Increase Request:

Period Start Date	Period End Date	Minimum Funding Amount (U.S.$)
Amendment Date	To and including the last day of the Reinvestment Period	~~217,000,000~~234,500,000

"MV Cure Account" has the meaning set forth in Section 8.01(a).

"Nationally Recognized Valuation Provider" means (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp., (iv) Valuation Research Corporation, (v) FTI Consulting, Inc. and (vi) Murray Devine and (vii) Alvarez & Marsal; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager; provided, further, that (A) the Administrative Agent may remove up to three providers from this definition by written notice to the Company and the Portfolio Manager and (B) upon any such removal, the Company may add an equivalent number of entities providing professional asset valuation services to this definition (with the consent of the Administrative Agent).

"Net Advances" means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Accounts, the Permitted CAD Accounts, the Permitted EUR Accounts and the Permitted GBP Accounts (including cash and Eligible Investments) representing Principal Proceeds (other than Principal Proceeds that have been identified for use to settle outstanding Purchase Commitments which have traded but not settled).

"Net Asset Value" means, (A) the sum of (I) the Market Value of each Portfolio Investment (both owned and in respect of which there are outstanding Purchase Commitments which have traded but not settled) in the Portfolio that is not (x) an Ineligible Investment or (y) a Portfolio Investment which has traded but not settled (i) in the case of a Loan, within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (ii) in the case of any other Portfolio Investment, within three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof, multiplied by (II) the funded principal amount of such Portfolio Investment minus (B) the Unfunded Exposure Shortfall; provided that product of the Market Value and the Concentration Limitation Excess will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.

"SONIA Administrator" means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

"Spot Rate" means, as of any date of determination, (x) with respect to actual currency exchange between USD and any Permitted Non-USD Currency and the calculations made pursuant to Section 1.07(b), the applicable currency-USD spot rate available through Citibank, N.A.'s banking facilities (or, if Citibank, N.A. has notified the Administrative Agent and the Company that it will no longer provide such services or if Citibank, N.A. or one of its Affiliates is no longer the Collateral Agent, through such other source agreed to by the Administrative Agent in writing) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and any Permitted Non-USD Currency, the applicable currency-USD spot rate that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication used by the Collateral Administrator for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as determined by the Collateral Administrator. The determination of the Spot Rate shall be conclusive absent manifest error.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

"Subsidiary Investments" has the meaning set forth in the recitals. "Substitute Portfolio Investment" has the meaning set forth in Section 1.05. "Substitution" has the meaning set forth in Section 1.05.

"Substitution Date" has the meaning set forth in Section 1.03.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term SOFR" means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

"Term SOFR Notice" means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.

"Term SOFR Rate" means, for each Calculation Period relating to a Tranche B Advance denominated in USD ~~or a Bridge Advance denominated in USD~~, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator; provided that if such Term SOFR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"Term SOFR Reference Rate" means, for any day and time (such day, the "Term SOFR Determination Day"), for each Calculation Period relating to a Tranche B ~~Advance denominated in USD or a Bridge~~ Advance denominated in USD, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on the overnight funding rate ("SOFR"); provided that if the Term SOFR Reference Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement. If by 5:00 pm (Central time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the "Term SOFR Reference Rate" for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

"Term SOFR Transition Event" means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.04 that is not Term SOFR.

"Third Amendment Effective Date Letter" means the letter agreement, dated as of January 4, 2022, by and between the Company and the Administrative Agent.

"Trade Date" has the meaning set forth in Section 1.03.

"Tranche A Advances" means all Advances made by the Lenders as part of the Tranche A Financing Commitment upon the terms set forth in this Agreement.

"Tranche A Financing Commitment" means any Tranche A Financing Commitment of the Lenders set forth in Schedule 1 hereto.

"Tranche B Advances" means all Advances made by the Lenders as part of the Tranche B Financing Commitment upon the terms set forth in this Agreement.

"Tranche B Financing Commitment" means any Tranche B Financing Commitment of the Lenders set forth in Schedule 1 hereto.

"UCC" has the meaning set forth in Section 8.01(b).

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero percent, the Unadjusted Benchmark Replacement will be deemed to be zero percent for the purposes of this Agreement.

"Unfunded Exposure Account" has the meaning set forth in Section 8.01(a). "Unfunded Exposure Amount" means, on any date of determination, the sum

(determined on a traded basis), with respect to each Delayed Funding Term Loan or Revolving Loan, of an amount equal to the aggregate amount of all unfunded commitments (in the case of unfunded commitments denominated in any Permitted Non-USD Currency, converted to USD at the Spot Rate on such date of determination) associated with such Delayed Funding Term Loan or Revolving Loan, as applicable.

to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Financing Providers may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Financing Providers, the Collateral Administrator, the Securities Intermediary, the Collateral Agent nor any Affiliate of any thereof shall incur any liability to the Company, the Portfolio Manager, the Financing Providers or any other person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.

SECTION 1.05.Substitution.

During the Reinvestment Period, the Company may replace a Portfolio Investment with another Portfolio Investment (each such replacement, a "Substitution" and such new Portfolio Investment, a "Substitute Portfolio Investment") so long as the Company has submitted a Notice of Acquisition and all applicable conditions precedent set forth in Section 1.02(c) and Section 1.03 have been satisfied with respect to each Substitute Portfolio Investment to be acquired by the Company in connection with such Substitution.

SECTION 1.06.Certain Assumptions Relating to Portfolio Investments.

(a)	For purposes of all calculations hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by the Company or the Permitted Subsidiary has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by the Company or the Permitted Subsidiary until such settlement date.

(b)	Unfunded commitments in respect of Delayed Funding Loans and Revolving

Loans shall not be considered funded for purposes of the definition of the term Market Value and the calculation of the Net Asset Value, the Borrowing Base Test and the Minimum Equity Test.

(c)	~~For purposes of all calculations and related reports hereunder, (A) each Tranche~~

~~A Advance shall be a Base Advance and (B)(i) each Tranche B Advance made shall be deemed to be a Base Advance until the aggregate principal amount of the Tranche B Advances equals the aggregate Tranche B Financing Commitments (excluding any Bridge Commitment) and each Tranche B Advance made thereafter (until the aggregate principal amount of the Tranche B Advances is lower than the aggregate Tranche B Financing Commitments (excluding any Bridge Commitment)) shall be deemed to be a Bridge Advance and (ii) each partial prepayment of Tranche B Advances and/or partial cancellation of Tranche B Financing Commitments shall be deemed to relate first to Bridge Advances and/or the Bridge Commitment and thereafter to Base Advances and the Tranche B Financing Commitment in respect thereof. The information set forth in the Register with respect to the Base Advances and the Bridge Advances shall be binding absent manifest error.~~[Reserved].

(d)For all purposes hereunder (including, without limitation, Section 3.01(d) and Section 4.07(a)), (i) each Advance made shall be a Tranche A Advance or a Tranche B Advance as indicated by the Portfolio Manager in the applicable Request for Advance, subject to the availability of the Tranche A Financing Commitment and the Tranche B Financing Commitment, as applicable, and (ii) each partial prepayment of Advances and/or partial cancellation or termination in full of the Financing Commitments shall relate to Tranche A Advances and/or the Tranche A Financing Commitment and to Tranche B Advances and/or the Tranche B Financing Commitment as directed by the Portfolio Manager

B Advance denominated in a Permitted Non-USD Currency is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "LIBO Rate" (or any other Reference Rate or definition related thereto, as applicable) or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.04(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.04(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate (or the applicable Reference Rate) or have the same volume or liquidity as did the London interbank offered rate (or the applicable Reference Rate) prior to its discontinuance or unavailability.

ARTICLE II THE FINANCINGS

SECTION 2.01.Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Financing Provider hereby severally agrees to make available to the Company the types of Financing identified on the Transaction Schedule as applicable to such Financing Provider, in a Permitted Currency, in an aggregate amount, for such Financing Provider and such Permitted Currency, not exceeding the amount of its Financing Commitment for such Permitted Currency. The Financing Commitments shall terminate on the earliest of (a) the last day of the Reinvestment Period ~~(or, in the case of the Bridge Commitment, if sooner, the Scheduled Termination Date in respect of the Bridge Advances)~~, (b) the Maturity Date and (c) the occurrence of a Market Value Event (or, if earlier, the date of termination of the Financing Commitments pursuant to Article VII).

A Financing Provider with a Financing Commitment to make Advances hereunder is referred to as a "Lender".

SECTION 2.02.[reserved]

SECTION 2.03.Financings; Use of Proceeds.

(a)	Subject to the satisfaction or waiver of the conditions to the Purchase of a

Portfolio Investment set forth in Section 1.03 both as of the related Trade Date and Settlement Date, the applicable Financing Providers will make the applicable Financing available to the Company on the related Settlement Date (or otherwise on the related specified borrowing date if no Portfolio Investment is being acquired on such date) as provided herein; provided that, if no Portfolio Investment is being acquired on such date, only the conditions set forth in clauses (3) and (4) of Section 1.03 shall require satisfaction or waiver.

(b)	Except as expressly provided herein, the failure of any Financing Provider to make any Advance required hereunder shall not relieve any other Financing Provider of its obligations hereunder. If any Financing Provider shall fail to provide any Financing to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Financing Provider to satisfy such Financing Provider's obligations hereunder until all such unsatisfied obligations are fully paid.

organized and (ii) such other searches that the Administrative Agent deems necessary or appropriate.

SECTION 2.05.Commitment Increase Option. The Company may, at any time during the Reinvestment Period, submit a Commitment Increase Request for an increase in the Tranche B Financing Commitment to up to $~~65,000,000~~90,000,000 (in the aggregate~~, without regards to any Bridge Advances~~), subject to satisfaction of the following conditions precedent:

(a)	each of the Lenders and Administrative Agent (in their sole discretion) approve in writing (which may be by email) such Commitment Increase Request; provided, that each of the Lenders and the Administrative Agent shall use commercially reasonable efforts to respond to any Commitment Increase Request within ten (10) Business Days of receipt thereof; provided, further, that the failure of any Lender or the Administrative Agent to respond within ten (10) Business Days shall not constitute a breach or default of any duty or obligation by such party.

(b)	no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;

(c)	the Borrowing Base Test and the Minimum Equity Test are each satisfied on and as of the Commitment Increase Date;

(d)	all of the representations and warranties contained in Article VI and in any other

Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e)	no commitment reduction shall have occurred pursuant to Section 4.07(a) in connection with JPMorgan Chase Bank, National Association ceasing to act as Administrative Agent or the occurrence of a Non-Call Termination Event prior to the Commitment Increase Date;

(f)	the Company shall have paid to the Administrative Agent on the Commitment

Increase Date, for the account of each Lender, an upfront fee in the amount specified in the Amendment Date Letter;

(g)	any Commitment Increase Request shall be in an amount not less than

$35,000,000 (or, if the positive difference between $~~65,000,000~~90,000,000 and the Tranche B Financing Commitment ~~(without regards to any Bridge Advances)~~ in effect immediately prior to such Commitment Increase Request is less than $35,000,000, the amount of such positive difference); and

(h)	receipt by the Administrative Agent of such other documentation as the

Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c), (d) and (g) on the Amendment Effective Date.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE FINANCINGS

SECTION 3.01.The Advances.

(a)	Making the Advances. If the Lenders are required to make an Advance to the

Company as provided in Section 2.03, then each Lender shall make such Advance on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the Collateral Agent for deposit to the Collection Account, the CAD Collection Account, the EUR Collection Account or the GBP Collection Account, as applicable. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance, provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances. The Company may, during the Reinvestment Period, reborrow Advances in an amount up to (x) the aggregate Financing Commitments of the Lenders on such date minus (y) the Minimum Funding Amount, subject to the terms and conditions set forth herein. Except as set forth in the immediately preceding sentence, once prepaid, Advances may not be reborrowed.

(b)	Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal to (i) in the case of Tranche A Advances and Tranche B Advances denominated in a Permitted Non-USD Currency, the applicable Benchmark and (ii) in the case of Tranche B Advances denominated in USD, the Term SOFR Rate, in each case, for each Calculation Period in effect plus the Applicable Margin for such Advances set forth on the Transaction Schedule. Notwithstanding the foregoing, if any principal of or interest on any Advance is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of Tranche A Advances and Tranche B Advances denominated in a Permitted Non-USD Currency, the applicable Benchmark and (ii) in the case of Tranche B Advances denominated in USD, the Term SOFR Rate plus, in each case, the Adjusted Applicable Margin. If, on any date the aggregate principal amount of the outstanding Advances is less than the Minimum Funding Amount specified in the definition of the term Minimum Funding Amount, then the Company shall pay the Lenders interest at a per annum rate equal to (i) the Applicable Margin for Advances in U.S. Dollars set forth on the Transaction Schedule multiplied by (ii) the amount equal to the Minimum Funding Amount minus the aggregate principal amount of the outstanding Advances. For purposes of the foregoing, the Benchmark for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average of such Benchmark as determined on each day during such Calculation Period in respect of Advances denominated in GBP.

(c)	Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the Permitted Currency thereof. The Administrative Agent shall maintain accounts in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder, (3) the Permitted Currency of such Advance, (4) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, and (5) whether each applicable Advance constitutes a Tranche A Advance or a Tranche B Advance ~~and (6) whether each applicable Advance constitutes an a Base Advance or a Bridge Advance~~. The entries made in the accounts maintained pursuant to this paragraph

(c)shall, to the extent consistent with the records in the Register, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement.

continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement with prior written notice to the Administrative Agent, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement with prior written notice to the Administrative Agent or (iii) to make Permitted Distributions in accordance with this Agreement with two (2) Business Days prior notice to the Administrative Agent.

The Portfolio Manager shall notify the Administrative Agent and the Collateral Agent if the Portfolio Manager reasonably determines in good faith that any amounts in the Collection Account, the CAD Collection Account, the EUR Collection Account or the GBP Collection Account, as applicable, have been deposited in error or do not otherwise constitute Principal Proceeds, whereupon such amounts on deposit in the Collection Account, the CAD Collection Account, the EUR Collection Account or the GBP Collection Account, as applicable, may be withdrawn by the Collateral Agent (at the direction of the Company and with written confirmation from the Administrative Agent (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent)) on the next succeeding Business Day and remitted to the Company.

For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03.Principal and Interest Payments; Prepayments; Commitment Fee.

(a)	The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Accounts, any Permitted CAD Account, any Permitted EUR Account or any Permitted GBP Account shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments~~; provided that, if a date is the Maturity Date solely in respect of the Bridge Advances, the Company shall pay the unpaid principal amount of the Bridge Advances in cash (together with accrued interest thereon and all fees applicable thereto) to the Administrative Agent for the account of each Lender on such date, together with all amounts payable prior to the principal of the Advances pursuant to the Priority of Payments on such date, and shall not make payments subordinated to the payment of principal of the Advances pursuant to the Priority of Payments on such date~~.

(b)	Accrued interest on the Advances shall be payable in arrears on each Interest

Payment Date, each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the second sentence of Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. "Interest Payment Date" means the fifth Business Day after the last day of each Calculation Period.

(c)

(i)	Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent or following the date of a Non-Call Termination Event, (B) in connection with a Market Value Cure or to cure a Default described in Article VII(n) or (C) subject to the payment of the premium described in clause (ii) below, up to but not more than three times during any Calculation Period;

provided that, the Company may not prepay any outstanding Advances pursuant to this Section 4.03(c)(i)(C) during the Non-Call Period in an amount that would cause the aggregate outstanding principal amount of the Advances to be below the Minimum Funding Amount. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to Section 4.03(c)(i)(A) or Section 4.03(c)(i)(C) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure or to cure a Default described in Article VII(n), each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$2,000,000. Prepayments shall be accompanied by accrued and unpaid interest.

(ii)	Each prepayment or commitment reduction pursuant to Section 4.03(c)(i)(C) and

Section 4.07(a) that is made on or before the date which is 9 months following the end of the Non-Call Period ~~(other than a prepayment or commitment reduction in respect of a Bridge Advance)~~, whether in full or in part, shall be accompanied by a premium equal to 1% of the principal amount of such prepayment or commitment reduction; provided that no such premium shall be payable with respect to any prepayment (or portion thereof) that does not exceed the positive difference (if any) of (x) the then-current aggregate outstanding principal amount of the Advances over (y) the then-current Minimum Funding Amount (the "Excess Funded Amount").

(d)	The Company agrees to pay to the Administrative Agent, for the account of each

Lender, a commitment fee in accordance with the Priority of Payments which shall accrue at 0.75% per annum on the average daily unused amount of the Financing Commitment of such Lender (excluding any portion of such unused amount with respect to which interest is paid pursuant to Section 3.01(b)) during the period from and including the date of this Agreement to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e)	The Company agrees to pay to the Administrative Agent on the ~~Fourth~~Fifth

Amendment Effective Date, for the account of each Lender, a fee in accordance with the ~~Fourth~~Fifth Amendment Effective Date Letter.

(f)	Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Sections 2.03(f) and 8.01(h). Prepayments shall be accompanied by accrued and unpaid interest.

SECTION 4.04.MV Cure Account

(a)The Company shall cause all cash received by it in connection with an Market

Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Financing Providers). All amounts contributed to the any Permitted EUR Account, any Permitted GBP Account or the Collection Account, as applicable, for the Permitted Currency in respect of which there is a Currency Shortfall in an amount necessary to cure such Currency Shortfall. Each such exchange shall occur no later than one Business Day prior to such Interest Payment Date or Additional Distribution Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of conversion. If for any reason the Company shall have failed to effect any such currency exchange by the Business Day prior to such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Company.

(c)At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Collateral Agent to exchange amounts held in any Permitted CAD Account, any Permitted EUR Account or any Permitted GBP Account for USD, or exchange amounts in the Collection Account for any Permitted Non-USD Currency, in each case, at the Spot Rate for application hereunder.

SECTION 4.07.Termination or Reduction of Financing Commitments.

(a)	After the Non-Call Period (or any other date if JPMorgan Chase Bank, National

Association ceases to act as Administrative Agent or a Non-Call Termination Event has occurred), the Company shall be entitled at its option, subject to the payment of the premium described in Section 4.03(c)(ii), and upon three (3) Business Days' prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to either (i) terminate the Financing Commitments of both Tranches in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part the portion of the Financing Commitments of either Tranche that exceeds the sum of the outstanding Advances. In addition, the Financing Commitments shall be automatically and irrevocably reduced by the amount of any prepayment of Advances pursuant to Section 4.03(c)(i)(C) during the Reinvestment Period that exceeds the Excess Funded Amount.

(b)	The Financing Commitments shall be automatically and irrevocably reduced on the date of any prepayment made in accordance with the definition of "Market Value Cure" or in connection with the cure of a Default described in Article VII(n) in an amount equal to the amount of such prepayment.

(c)	[Reserved].

(d)	All unused Financing Commitments as of the last day of the Reinvestment

Period shall automatically be terminated.

(e)	The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

(f)Without limitation of any of the foregoing, the Bridge Commitment shall be ~~automatically terminated on the Scheduled Termination Date in respect of the Bridge Advances if such date occurs prior to the last day of the Reinvestment Period.~~

ARTICLE V

THE PORTFOLIO MANAGER

SECTION 5.01.Appointment and Duties of the Portfolio Manager. The Company

hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the

SCHEDULE 1

Transaction Schedule

1.	Types of FinancingAvailableFinancing Limit

AdvancesyesWith respect to Tranche A:

U.S.$285,000,000, as

reduced from time to time in conjunction with the reduction of the Financing Commitments pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, not more than 20% of the Tranche A Financing Limit and the Tranche B Financing Limit, collectively, may be utilized in Permitted Non-USD Currencies (and, in any case, Tranche A Advances utilized in Permitted Non-USD Currencies may not exceed the Tranche A Financing Limit); provided that not more than 10% of the Tranche A Financing Limit and the Tranche B Financing Limit, collectively, may be utilized in GBP (and, in any case, Tranche A Advances utilized in GBP may not exceed the Tranche A Financing Limit).

With respect to Tranche B:

Prior to a Commitment Increase Date: U.S.$~~25,000,000 (or,~~

~~during the Bridge Commitment Period,~~

~~U.S.$~~50,000,000); After a

Commitment Increase Date, if any, U.S.$~~25,000,000 (or,~~

~~during the Bridge Commitment Period, U.S.$~~50,000,000) plus the principal amount of each increase in the Tranche B Financing Commitment set forth in the applicable Commitment Increase Requests up to an aggregate Tranche B Financing Limit of U.S.$~~65,000,000 (or,~~

~~during the Bridge Commitment Period, U.S.$90,000,000),~~90,000,

000, as reduced from time to time in conjunction with the reduction of the Financing Commitments pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, not more than 20% of the Tranche A Financing Limit and the Tranche B Financing Limit, collectively, may be utilized in Permitted Non-USD Currencies (and, in any case, Tranche B Advances utilized in Permitted Non-USD Currencies may not exceed the Tranche B Financing Limit); provided that not more than 10% of the Tranche A Financing Limit and the Tranche B Financing Limit, collectively, may be utilized in GBP (and, in any case, Tranche B Advances utilized in GBP may not exceed the Tranche B Financing Limit).

Cumulative Tranche A and Tranche B Financing Limit:

Prior to a Commitment Increase Date: ~~U.S.$310,000,000 (or,~~

~~during the Bridge Commitment Period,~~ U.S.$335,000,000); After

a Commitment Increase Date, if any, ~~U.S.$310,000,000 (or,~~

~~during the Bridge Commitment Period,~~ U.S.$335,000,000) plus the principal amount of each increase in the Tranche B Financing Commitment set forth in the applicable Commitment Increase Requests up to an aggregate cumulative Tranche A Financing Limit and Tranche B Financing Limit of U.S.$~~350,000,000 (or,~~

~~during the Bridge Commitment Period, U.S.$375,000,000),~~375,00

0,000, in each case, as reduced from time to time in conjunction with the reduction of the Financing Commitments pursuant to Section 4.07.

2.	Financing ProvidersFinancing Commitment

Lender:	JPMorgan Chase Bank, National Association

With respect to Tranche A:

U.S.$285,000,000, as

reduced from time to time in conjunction with the reduction of the Financing Commitments pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, not more than 20% of the Tranche A Financing Commitment and the Tranche B Financing Commitment, collectively, may be utilized in Permitted

Non-USD Currencies (and, in any case, may not exceed the Tranche A Financing Commitment); provided that not more than 10% of the Tranche A Financing Commitment and the Tranche B Financing Commitment, collectively, may be utilized in GBP (and, in any case, may not exceed the Tranche A Financing Commitment).

With respect to Tranche B:

Prior to a Commitment Increase Date: ~~U.S.$25,000,000 (or,~~

~~during the Bridge Commitment Period,~~ U.S.$50,000,000); After a

Commitment Increase Date, if any, ~~U.S.$25,000,000 (or,~~

~~during the Bridge Commitment Period,~~ U.S.$50,000,000) plus the principal amount of each increase in the Tranche B Financing Commitment set forth in the applicable Commitment Increase Requests up to an aggregate Tranche B Financing Limit of U.S.$~~65,000,000 (or,~~

~~during the Bridge Commitment Period, U.S.$90,000,000),~~90,000,

000, as reduced from time to time in conjunction with the reduction of the Financing Commitments pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, not more than 20% of the Tranche A Financing Commitment and the Tranche B Financing Commitment, collectively, may be utilized in Permitted

Non-USD Currencies (and, in any case, may not exceed the Tranche B Financing Commitment); provided that not more than 10% of the Tranche A Financing Commitment and the Tranche B Financing Commitment, collectively, may be utilized in GBP (and, in any case, may not exceed the Tranche B Financing Commitment).

Cumulative Tranche A and Tranche B Financing Commitment:

Prior to a Commitment Increase Date: ~~U.S.$310,000,000 (or,~~

~~during the Bridge Commitment Period,~~ U.S.$335,000,000); After

a Commitment Increase Date, if any, ~~U.S.$310,000,000 (or,~~

~~during the Bridge Commitment Period,~~ U.S.$335,000,000) plus the principal amount of each increase in the Tranche B Financing Commitment set forth in the applicable

Commitment Increase Requests up to an aggregate cumulative Tranche A Financing Limit and Tranche B Financing Limit of U.S.

~~$350,000,000 (or, during the Bridge Commitment Period, U.S.$375,000,000),~~$375,0

00,000, in each case, as reduced from time to time in conjunction with the reduction of the Financing Commitments pursuant to Section 4.07.

3.	Scheduled Termination Date:November 22, ~~2025; provided that the~~

~~Scheduled Termination Date in respect of the Bridge Advances shall be the date that is six calendar months following the Second Amendment Effective Date.~~2025.

4.	Interest Rates

Applicable Margin for Advances in U.S. Dollars:

With respect to Tranche A:

With respect to interest based on the LIBO Rate, 2.35% per annum.

With respect to interest based on the Base Rate, 2.35% per annum.

With respect to Tranche B:

With respect to interest based on the Term SOFR Rate, 2.50% per annum.

With respect to interest based on the Base Rate, 2.35% per annum.

Applicable Margin for Advances in CAD:With respect to interest based on the CDOR

Rate, 2.35% per annum.

With respect to interest based on the Base Rate, 2.35% per annum.

Applicable Margin for Advances in EUR:With respect to interest based on the EURIBOR,

2.35% per annum.

With respect to interest based on the Base Rate, 2.35% per annum.

Applicable Margin for Advances in GBP:With respect to interest based on Daily Simple

SONIA, 2.35% per annum.

With respect to interest based on the Base Rate,